CONTRACT MANUFACTURING AGREEMENT
                                 BY AND BETWEEN
                           SINOFRESH HEALTHCARE, INC.
                                AND ACCUMED, INC.


This Agreement is made effective as of this ____ day of _______________, 2002 by and among AccuMed, Inc a New Jersey corporation (doing business as and herein referred to as "AccuMed") and SinoFresh Healthcare, Inc., a Delaware corporation (hereinafter "SinoFresh").

                                   WITNESSETH

WHEREAS, AccuMed is in the business of manufacturing, marketing, and sales of Over-The Counter (OTC) drugs, and Pharmaceutical products including but not limited to Nasal Spray and prevention /relief OTC products; and

WHEREAS, SinoFresh is in the business of invention, distribution and sale of certain products, including but not limited to their topical nasal spray "SinoFresh Nasal".

WHEREAS, SinoFresh is desirous of securing a reliable source for its antiseptic nasal spray (SinoFresh Nasal) production from a registered FDA/cGMP qualified manufacturer; and

WHEREAS, AccuMed has substantial experience in such product development, product manufacturing, quality control and packaging assembly, labeling and shipping as per FDA cGMP guidelines; and

WHEREAS, the parties desire to enter into this Agreement to set forth their respective rights, duties, obligations and agreements for the purpose of establishing a long term supply agreement for specified SinoFresh products and securing purchase and sale pricing stability through minimum purchase commitments, all as set forth herein.

NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                 PRODUCT SUPPLY

1.1 PRODUCTS SUBJECT TO AGREEMENT. The products subject to this Agreement ("Products") shall be those SinoFresh Products identified by catalog part number, description and price as set forth on the attached Schedule "A".

Contemporaneously with execution of this Agreement, SinoFresh has delivered to AccuMed its final product ingredients, mixology instructions, container, labeling design and packaging instructions required for each of the Products listed on Schedule "A" (The Covered "Products"). AccuMed will prepare a final production specification for review and final approval before salable product is actually made for AccuMed.

Schedule "A" and the Products, prices specified therein or the Specifications therefore as described on Schedule"B", may from time to time, by mutual agreement of the parties, be changed, modified, supplemented, revised or amended, any of which changes, modifications, supplements, revisions, or amendments shall be reflected on a revised Schedules "A" and/or "B" signed and dated by each of the parties and appended hereto.

1.2 MINIMUM PURCHASE & SUPPLY REQUIREMENTS. Schedule "B" hereto attached sets forth the minimum annual purchase requirements by SinoFresh for each of the Products, and the proposed manufacturing and delivery approach by Accumed for each Product.

Should either SinoFresh fail to meet its minimum purchase requirements or AccuMed fail to meet its supply requirements as set forth in Schedule "B" the defaulting party shall, at the election of the non-defaulting party, be subject to the default provisions of Section 4.2 herein.

1.3 PROCESSING AND SHIPMENT OF ORDERS.

1.3.1. ORDERS. SinoFresh shall purchase Products and shall submit orders for Products from AccuMed in one of the following manners:

     A. Via the Mail to Address: 2572 Brunswick Pike, Lawrenceville, New Jersey 08648
     B. By Fax: 609-883-2288
     C. By Telephone: 609-883-1818
     D. By Electronic Mail to: burgise@accumed.org

1.3.2. ACCEPTANCE OF ORDERS. All orders are subject to acceptance by AccuMed. The minimum order quantity for each standard Product (as set forth on Schedule "A") shall be one lot as defined on Schedule "B".

1.3.3. SHIPMENT IN INSTALLMENTS. Accumed reserves the right to make shipments in installments and SinoFresh reserves the right to request shipment in installments, both in a minimum of 1 gross of the individual containers of the products in a single shipping container as specified on Schedule "A".


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

1.3.4. TITLE AND DELIVERY. Title and all risk of loss or damage in transit of Products shall pass to SinoFresh upon AccuMed's delivery of such Products to the freight carrier selected by SinoFresh, or, in the event SinoFresh has entrusted the choice of carrier to AccuMed. SinoFresh must file all claims for loss or physical damage in transit to the carrier. AccuMed shall cooperate with SinoFresh in asserting such claims; however, SinoFresh's liability as to delivery and/or damage in transit shall cease upon delivery of Products to the carrier at AccuMed's facility.

1.3.5. ACCEPTANCE OF PRODUCTS. Upon receipt of the Products, SinoFresh shall promptly inspect the Products for their physical condition and either accept or communicate observable Product deficiencies (including a failure of the Products to meet Specifications for such Products) to AccuMed within thirty (30) days of receipt. Products shall be deemed accepted by SinoFresh as undamaged (but shall remain subject to any warranty provided in Article 3) unless AccuMed receives notice of claimed deficiencies within such thirty (30) day period.

1.3.6. RETURNED GOODS. In order to return rejected Products, or Products shipped in error, SinoFresh must request a return authorization (which shall not be unreasonably withheld) within thirty-five (35) days of receipt of merchandise and provide the following information:

(i) Customer  name,  address and  telephone  number;
(ii)  Quantity;
(iii) Lot number; and
(iv) Reason for return/rejection.

Once a return goods authorization number is issued, SinoFresh shall ship such Products back to AccuMed at AccuMed's expense. AccuMed reserves the right to refuse any unauthorized return. Any such refused, unauthorized returns will be shipped back to SinoFresh, transportation and similar charges collect.

SinoFresh shall have the option, in its discretion, (a) to receive a refund or credit for rejected Products, or (b) have AccuMed repair or replace same in which case as promptly as possible AccuMed shall, at its option and expense, either repair or replace the rejected Products.




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



1.4 PRICES. The prices for Products as set forth on Schedule "A" are in U.S. dollars and are subject to changes as follows:

(i) If such Products become subject to additional regulatory requirements, from those to which such Products are then subject from time to time throughout the term hereof immediately prior to the effective date of such additional requirements and which materially add to AccuMed's production costs, price increases fairly reflecting the increased costs to Sinofresh of compliance with such additional requirements shall be effective immediately upon notice by AccuMed to SinoFresh.

(ii) If AccuMed experiences increases or decreases in production costs of the Product(s) in excess of ten percent (10%) in any given twelve (12) month period after the effective date hereof, such increase or decrease will be risk-shared between the parties according to the following formula:

Step 1: Costs charged by AccuMed to SinoFresh (prior to absorption of cost increases or decreases) as a percentage of SinoFresh's Average Selling Price over the preceding twelve (12) months is determined.

Step 2: If cost increases or cost decreases are more than ten percent (10%) of costs prior to absorption of such cost increases or decreases, a recalculation of Product pricing is triggered.

Step 3: The increase or decrease in costs is multiplied by such percentage as remains after subtracting, from 100%, the percentage determined in Step 1 above.

Example:

Current cost is $50.00 to SinoFresh

Average Selling Price by SinoFresh over prior twelve (12) months is $150.00

Costs have increased by $10.00.

Step 1:           50/150 = 33.33%

Step 2:           10% of $50 = $5.00.  Increase is $10.00 which exceeds the
                  10% threshold.

Step 3:           100% - 33.33% = 66.67%

                  66.67% of $10.00 = $6.67 addition to SinoFresh's cost charged by AccuMed. Alternatively, if costs decrease by $6.00, costs to SinoFresh charged by AccuMed would be reduced by $4.00.

(iii) By mutual agreement of the parties, after review at each anniversary date of the effective date hereof.


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




1.5 PAYMENT TERMS. All Products are sold FOB at AccuMed's production facility. All freight, transportation, insurance and similar charges shall be the responsibility of SinoFresh. AccuMed will establish a credit limit ( based on normal and customary standards) for SinoFresh purchases. AccuMed may increase or decrease said credit limit at its sole reasonable business discretion. The dollar amount of cumulative purchases that are in excess of the amount of SinoFresh's credit limit must be paid prior to shipment either by check, wire transfer or a letter of credit acceptable to AccuMed. Payment for all Products sold shall be in U.S. dollars and shall be due no later than thirty (30) days from the date of shipment or as per the payment terms outlined on Schedule "B", which if present take precedence over the general payment terms outlined herein which, in the absence of other instructions on Schedule "B" are the mutually agreed to payment terms.

AccuMed reserves the right to charge interest on any unpaid balance at a rate of up to 1 1/2 % per month (or the highest rate permitted by applicable laws, if lower) from the due date.

AccuMed may suspend or cancel deliveries of ordered Products if SinoFresh fails to pay when due any amount owed by it to AccuMed for any goods or services or if SinoFresh has exceeded its credit limit. If shipments are made in installments, each shipment shall be a separate and independent transaction and shall be invoiced by AccuMed and payable by SinoFresh separately. SinoFresh shall pay all state and local excise, sales, use, import, export, duties and similar taxes and charges but not AccuMed's income tax or VAT due on invoices.

If exemption from such taxes is claimed, SinoFresh must provide, on an annual basis or as requested by AccuMed, a certificate of exemption or similar documentation.

1.6 SECURITY INTEREST GRANTED. AccuMed shall have a continuing security interest in all Products and proceeds thereof, wherever situated, for which payment has not been made and received. SinoFresh shall, from time to time, execute such documents as may be reasonably requested by AccuMed to perfect such security interests. In the event of a default in payment within the time periods specified in Section 1.5 herein, SinoFresh agrees that upon notice and demand by AccuMed, it shall set aside, protect, assemble and deliver to AccuMed all Products or proceeds thereof then in the possession of SinoFresh or subsequently received and that AccuMed shall have the right, and is hereby granted a license to sell and liquidate such inventory of Products and apply the proceeds thereof against all sums then due and receivable from SinoFresh. Any sums so received shall be applied in the following priority:

A.  To  expense  of  collection,   delivery,  enforcement  and  sale,  including
reasonable  attorneys' fees and costs of suit;
B. To interest  thereupon accrued on all unpaid principal;
C. To principal then due and payable until paid in full; and
D. Thereafter,  any excess shall be remitted to SinoFresh.



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



                                   ARTICLE II
                   RIGHTS AND RESPONSIBILITIES OF THE PARTIES

2.1      RESPONSIBILITIES OF SINOFRESH.

2.1.1. COMPLIANCE WITH REGULATORY REQUIREMENTS, PRODUCT CORRECTIVE ACTION. SinoFresh shall comply with all governmental laws, regulations, rules and regulatory requirements (including U.S. Food and Drug Administration (F.D.A.), where applicable), relating to the promotion, advertising, labeling, handling, marketing, and sale of the Products.

SinoFresh will provide AccuMed with whatever information is necessary in order to comply with tracking regulations, rules and requirements, to provide follow-up in-services, if necessary, and any local support for the purpose of such compliance unless such tracking requirements have been added to a product's specifications as outlined on Schedule "A" and contained in the scope of provided services as outlined on Schedule "B", in which case the responsibilities are as detailed on these schedules.

In addition, SinoFresh agrees to obtain AccuMed's written consent prior to using or distributing any promotional, marketing or sales literature or materials relating to the Products not prepared by AccuMed wherein Sinofresh is identified as the distributor/seller of or is in any way identified with the Products.

In the event of a Product corrective action whose responsibility primarily rests with SinoFresh, SinoFresh agrees to assist AccuMed and to facilitate, at AccuMed's expense, notification of customers or recovery of Products, including, as necessary, tracking, substitution, etc.

SinoFresh shall immediately notify AccuMed in writing of any Product complaints it receives regarding or relating to the Products. SinoFresh shall be responsible for reporting to governmental and regulatory authorities any major complaints received regarding or relating to the Products.

2.1.2. PROPRIETARY RIGHTS. All patents and patent applications, trademarks, servicemarks, copyrights, tradenames and other proprietary rights in and with respect to SinoFresh's Products are and will remain exclusively the property of SinoFresh. During the term of this Agreement, AccuMed may use the trademarks, servicemarks, logos, symbols and tradenames of Sinofresh applicable to AccuMed's production of SinoFresh's Products. All use of such tradenames, trademarks, logos, and symbols shall be immediately discontinued upon the termination of this agreement and exhaustion of inventory following such termination.



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


2.1.3. INFRINGEMENT. SinoFresh agrees to defend AccuMed against, and pay any damages awarded against AccuMed and direct expenses, including attorneys' fees, reasonably incurred by AccuMed as a result of, any action brought against AccuMed, if and to the extent the action is based on a valid claim that any Product delivered by AccuMed under this Agreement infringes another person's patent or trademark.

SinoFresh's obligations under this paragraph will be conditioned upon AccuMed promptly notifying SinoFresh in writing of the existence of any such action, and cooperating fully with SinoFresh and its counsel.

If any Product becomes, or in SinoFresh's opinion is likely to become, the subject of an action for such infringement, SinoFresh may procure for AccuMed the right to continue manufacturing the Product or replace or modify it to make it non-infringing, provided such replacement or modification does not affect the ability of AccuMed to reasonably continue production of the Product.

AccuMed will not have liability for, and SinoFresh will indemnify and defend AccuMed against any claims, damages, losses, expenses (including attorneys' fees) and liabilities resulting from any infringement of proprietary rights of third parties arising from AccuMed's compliance with SinoFresh's design or specifications for a Product or SinoFresh's use or combination of a Product with any material or process not acquired from AccuMed if the infringement would not have resulted from use of such Product without such material or process.

2.1.4. REGISTRATION. SinoFresh shall at its expense, obtain all required registration, approvals, and licenses with respect to the sale of the Products required from all governmental authorities wherein it distributes Products.

2.1.5. INDEMNIFICATION. SinoFresh agrees to indemnify and hold AccuMed free and harmless from any and all claims, damages and expenses of every kind and nature, including reasonable attorney fees, arising from acts of commission or omission by SinoFresh in relation to Products sold by SinoFresh under this Agreement.



2.2       RESPONSIBILITIES OF ACCUMED.

2.2.1. COMPLIANCE WITH REGULATORY REQUIREMENTS, PRODUCT CORRECTIVE ACTION. AccuMed shall comply with all governmental laws, regulations, rules and regulatory requirements (including F.D.A. GMP compliance, where applicable), relating to the mixing, filling, labeling, handling, and distribution of the Products. AccuMed will provide SinoFresh with whatever information is necessary in order to comply with tracking regulations, rules and requirements, to provide follow-up in-services, if necessary, and any local support for the purpose of such compliance.


2.2.2. PROPRIETARY RIGHTS. All patents and patent applications, trademarks, servicemarks, copyrights, tradenames and other proprietary rights in and with respect to SinoFresh's Products are and will remain exclusively the property of SinoFresh. During the term of this Agreement, AccuMed may use the trademarks, servicemarks, logos, symbols and tradenames of SinoFresh applicable to


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

SinoFresh's Products only in connection with SinoFresh's distribution and sale of the Products. All other uses require written pre-authorization from SinoFresh. All use of such tradenames, trademarks logos, and symbols shall be immediately discontinued upon the termination of this Agreement and exhaustion of inventory following such termination.

2.2.3. INFRINGEMENT. AccuMed agrees to defend SinoFresh against, and pay any damages awarded against SinoFresh and direct expenses, including attorneys' fees, reasonably incurred by SinoFresh as a result of any action brought against SinoFresh, if and to the extent the action is based on a valid claim that any component of any SinoFresh Product, which component is a AccuMed manufactured component and not built to SinoFresh's specifications. AccuMed's obligation under this paragraph will be conditioned upon SinoFresh promptly notifying AccuMed in writing of the existence of any such action, and cooperating fully with AccuMed and its counsel.

2.2.4. INDEMNIFICATION. To the extent of AccuMed's insurance coverage, AccuMed agrees to indemnify and hold SinoFresh free and harmless from any and all claims, damages and expenses of every kind and nature, including reasonable attorneys' fees arising from acts of commission or omission by AccuMed in relation to Products sold to SinoFresh under this Agreement.

2.3  RESPONSIBILITIES OF BOTH PARTIES.

2.3.1. INSURANCE. Each Party shall maintain, at all times during the term hereof, one or more policies of product liability insurance with coverage limitations of not less than $5,000,000.00 total aggregate and a minimum of 1,000,000.00 per occurrence. SinoFresh and AccuMed agree to exercise good faith efforts to secure an endorsement on such insurance policies providing waiver of subrogation against the other party or such party's insurer. If either party is unable to obtain such endorsement, the other party shall be relieved of any obligation to obtain such endorsement.

2.3.2. PROPRIETARY RIGHTS. SinoFresh shall not directly or indirectly obtain or attempt to obtain at any time any right, title or interest by registration or otherwise in or to the tradenames, trademarks, symbols or designations owned or used by AccuMed, and AccuMed shall, similarly, not directly or indirectly obtain or attempt to obtain at any time, any right, title or interest by registration or otherwise in or to the tradenames, trademarks, symbols, or designations owned or used by SinoFresh.



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2.4 REPRESENTATIONS/WARRANTIES/AGREEMENTS.

2.4.1. SinoFresh hereby represents, warrants and agrees that SinoFresh's execution and performance of this Agreement will not violate any applicable law or governmental regulation or any agreement or commitment to which SinoFresh is a party or by which it is bound and will require no further authorization, approval or action of, notice to or filing with any governmental authority. SinoFresh agrees that all activities performed by SinoFresh in connection with this Agreement shall be carried out in accordance with all applicable laws, regulations, procedures and policies of each country where the Products are sold. SinoFresh agrees that its breach of this paragraph will be deemed to be a material breach of this Agreement and agrees to indemnify, defend and hold harmless AccuMed and its directors, officers, employees, agents and affiliates against and from any claims, damages, losses, expenses (including attorneys' fees) and liabilities incurred by any of them as a result of such breach. Each party is authorized to disclose this Agreement and any related agreements or documents, and any amounts to be paid to SinoFresh or AccuMed pursuant thereto, to any agency of the United States Government or to any government of a country where SinoFresh's Products are sold. Upon AccuMed's request, SinoFresh will provide its certification that no warranty or agreement under this paragraph has been inaccurate or breached.

2.4.2. AccuMed hereby represents, warrants and agrees that AccuMed's execution and performance of this Agreement will not violate any applicable law or governmental regulation or any agreement or commitment to which AccuMed is a party or by which it is bound and will require no further authorization, approval or action of, notice to or filing with any governmental authority. AccuMed agrees that all activities performed by AccuMed in connection with this Agreement shall be carried out in accordance with all applicable laws, regulations, procedures and policies of each country where the Products are sold. AccuMed agrees that its breach of this paragraph will be deemed to be a material breach of this Agreement and agrees to indemnify, defend and hold harmless (to the limits of its insurance policy) SinoFresh and its directors, officers, employees, agents and affiliates against and from any claims, damages, losses, expenses (including attorneys' fees) and liabilities incurred by any of them as a result of such breach. Each party is authorized to disclose this Agreement and any related agreements or documents, and any amounts to be paid to Sinofresh or SinoFresh pursuant thereto, to any agency of the United States Government or to any government of a country where AccuMed's Products are sold. Upon SinoFresh's request, AccuMed will provide its certification that no warranty or agreement under this paragraph has been inaccurate or breached.

2.5 INSPECTIONS. From time to time during regular business hours, AccuMed's authorized representatives may inspect stock held in SinoFresh's warehouse, which has been sold by AccuMed to SinoFresh. This paragraph will apply only if during two (2) consecutive calendar months any amount owed by SinoFresh to AccuMed for Products purchased has not been paid more than thirty (30) days after the Product's shipment date. From time to time during regular business hours, SinoFresh's authorized representatives may carry out quality assurance inspections of AccuMed's facilities used for manufacture, analysis, packing up and storage of the Product (and any intermediates and raw materials used in such manufacture) at AccuMed's premises, upon any such inspection, take samples of materials and components used in the manufacture of Products and supplies of the Products for quality assurance purposes only.



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                                   ARTICLE III
                  PRODUCT WARRANTY AND LIMITATION OF LIABILITY

3.1       ALLOCATION AND ASSUMPTION OF RISK.

3.1.1. AS TO SINOFRESH. At such time, and from time to time, as SinoFresh has approved each Product sample furnished by AccuMed, the design, ingredients, and drawings and specifications for each such completed Products shall be deemed to be established and fixed as the Specifications therefore, irrespective of such Product's fitness or efficacy in use for its intended purpose(s). Any changes to such Specifications shall be effective only upon compliance with the provisions of Section 1.1 here of regarding revisions, modifications, changes and amendments.

Thereafter any alleged defect in a completed Product's design as a result of its use, or any lack of efficacy or failure of such Products in their intended application and any and all claims derived therefrom or attributable thereto, shall be the sole responsibility of SinoFresh, which shall be deemed to have expressly assumed all risk of such defect or lack of efficacy in use, so long as the Product was manufactured and delivered to SinoFresh in compliance with its Specifications.

SinoFresh shall hold AccuMed free and harmless of all such claims, resultant damages and express, of every type, kind and nature in accordance with the provision of Section 2.1.5.

3.1.2. AS TO ACCUMED. AccuMed shall be solely responsible for the purchase from third party suppliers and manufacture at its production facilities, of all components comprising a particular Product, including mixing, filling, packaging, sterilization or other procedures utilized with respect thereto, in accordance with the design, specification and requisite good manufacturing practices applicable to such components which have been approved by the FDA for use in Products and which are thereby included within the Specifications set forth in Schedule A. AccuMed shall take such steps as it deems necessary in its sole and reasonable discretion to ensure that all components purchased from third party suppliers have been manufactured or produced in accordance with the design specifications therefore furnished to AccuMed by such supplier. Any alleged defect in the design or manufacture of such components (as distinguished from a claim of defect or lack of efficacy in use of a completed Product) and any and all claims derived therefrom shall be the responsibility of AccuMed and covered to the extent of AccuMed's insurance policy.

AccuMed shall hold SinoFresh free and harmless of all such claims, and resultant damages and express, of every type, kind and nature in accordance with the provision of Section 2.2.4.

3.2. PRODUCT LIMITED WARRANTY.

AccuMed warrants for a period of one year from the date of receipt of the Products by SinoFresh, that Products sold hereunder shall, at the time of shipment to SinoFresh, conform to SinoFresh's standard Specifications and shall be free from defects in material and workmanship; provided that SinoFresh reports to AccuMed any obvious or visually observable defect in the Products or a failure of Product to meet Specifications set forth on Exhibit "A" within thirty five(35) days of the discovery of such defect.


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

3.3.EXCLUSIVE WARRANTY AND LIMITATION OF LIABILITY. The express warranties set forth in section 3.2 constitute AccuMed's only warranties with respect to the Products. Accumed makes no other representation or warranty of any kind, express or implied (either in fact or by operation of law), with respect to the Products, whether as to merchantability, fitness for particular purpose, or any other matter.

The above stated express warranties are in lieu of all other warranties, express or implied, and in no event shall AccuMed be held liable for, liabilities or obligations for damages, including, but not limited to, special, indirect, or consequential damages or loss of use, revenue, or profits, in connection with or arising out of this Agreement or any breach or repudiation of this Agreement by Sinofresh or SinoFresh or any party's use of any of the Products provided for in this agreement. Any other representations or warranties made by any person, including employees or representatives of AccuMed or SinoFresh, which are inconsistent herewith shall be disregarded by SinoFresh and AccuMed and shall not be binding upon either party.

                                   ARTICLE IV
                              TERM AND TERMINATION

4.1 TERM. This Agreement shall become effective upon its execution and shall continue for an initial term until December 31, 2004 unless sooner terminated as provided in this Agreement. After the initial term, this Agreement shall automatically renew for additional one (1) year periods; provided, however, either party may give notice of its election not to renew this Agreement for such additional one (1) year period upon written notice to the other Party not less than ninety (90) days prior to the end of that current term or renewal term and upon giving such notice the Agreement shall not renew and shall terminate at the end of that current period.

4.2 DEFAULT. If any party defaults in the performance of this Agreement, including, but not limited to, failure of SinoFresh to meet the minimum purchase requirements or AccuMed failing to meet the delivery schedule set forth on Schedule "B", the other party may give written notice to the defaulting party specifying the nature and extent of the default and the defaulting party shall have sixty (60) days thereafter to cure such default. If such default is not cured within the sixty (60) day period, the aggrieved party, by written notice, may declare this Agreement immediately terminated for default.

Either party may immediately terminate this Agreement, by giving written notice of such termination to the other party, if there is a material breach of such other party's payment obligations under this Agreement or if there is any action by the other party, or a request by the other party for an action by the aggrieved party or a third party, which would or might constitute a violation of
Section 2.6. If either party is adjudged bankrupt or insolvent, makes an assignment for the benefit of its creditors, or has a receiver appointed for it or any of its properties, the other party shall have the right to terminate this Agreement immediately upon written notice to such party.

4.3 UNFILLED ORDERS. In the event of, and upon termination of this Agreement, AccuMed will fulfill any unfilled orders of SinoFresh for the Products outstanding as of the date on which the termination is effective.

4.4 RETURN OF PROPERTY. Upon expiration or termination of this Agreement for any reason, all property, data and confidential information of Sinofresh in SinoFresh's possession or control shall be returned to AccuMed within thirty
(30) days at SinoFresh's expense. Upon expiration or termination of this Agreement for any reason, all property, data and confidential information of SinoFresh in AccuMed's possession or control shall be returned to SinoFresh within thirty (30) days at AccuMed's expense.

4.5 NO ADDITIONAL REMEDIES. It is expressly understood and agreed that the rights of termination and non-renewal as provided in this Agreement are absolute and that the parties hereto have considered the making of expenditures in preparing for the performance of this Agreement and possible losses and damages incident and resulting to them in the event of its termination or non- renewal. Therefore, in agreeing to the terms of this Agreement, including termination and non-renewal herein, it is with full knowledge of such possibilities, and except as provided herein, no party hereto shall be responsible to another for compensation, damages, loss of profits, loss of economic opportunity, consequential damages (whether founded in tort or contract) or otherwise in equity or at law by reason of such termination or non-renewal of this Agreement at any time.

                                    ARTICLE V
                            CONFIDENTIAL INFORMATION

5.1 CONFIDENTIAL INFORMATION. Each party may and will receive from the other party, information relating to the Products and the other party which is of a confidential and proprietary nature (" Proprietary Information"). Such Proprietary Information may include (without limitation) trade secrets, know-how, designs, formulas, processes, data and information regarding each party's personnel, plans, operations, customers, prices, costs or financial condition. Except for appropriate actions related to the manufacture or distribution of the Products as contemplated by this Agreement by each party's employees and contractors, the receiving party will not permit any other person to use the Proprietary Information or disclose to any other person any of the Proprietary Information, except with the written consent of the other party. In addition, each party will carefully restrict access through such party to Proprietary Information, which is designated by the other party as "Restricted Access" information, to individuals who are specifically approved in writing by such other party to have such access and who agree to be bound by the provisions of this Agreement. Each party covenants to ensure that the confidentiality of the Proprietary Information is maintained by its employees, contractors, affiliates, assignees, agents and sub-distributors. The foregoing confidentiality obligations will not apply to disclosures of Proprietary Information required by court order or applicable laws or to disclosures of information which through no wrongful act or breach on the part of the receiving party or to the disclosing party, has become generally known or available to the public, has been furnished to the disclosing party by a third party as a matter of right and without restriction on such disclosure, or has been developed independently by the disclosing party.

5.2. RIGHTS IN INTELLECTUAL PROPERTY. Each party agrees that the other party has rights in intellectual property and each party agrees to not pursue any rights or commercial interests in an intellectual property area in which the other party has already pursued intellectual property protection. Ideas, improvements, and product extensions of such already pursued intellectual property arising out of this agreement are the property of the party that has already pursued intellectual property protection relating to such ideas, improvements and product extensions.

5.3 DURATION OF OBLIGATION. The obligation to maintain the secrecy of and not to use Confidential Information shall continue for three (3) years after the receipt of such Confidential Information notwithstanding expiration or termination of this Agreement.

                                   ARTICLE VI
                               GENERAL PROVISIONS

6.1 NOTICES. Any notice or other communication to either party pursuant to this Agreement will be deemed to have been duly given and received on the date of actual delivery (which may be by mail, cable, courier or facsimile transmission) in writing and in English at its address set forth below. Either party may change its address for purpose of this paragraph by giving the other party written notice of the new address in the manner set forth above.

SINOFRESH HEALTHCARE, INC.
313 S. Seaboard Ave.
Venice, FL 34292
Attn: P. Robert Dupont
President and COO
Tele: (941) 488-5008
Fax: (941) 488-5048
Email: sinodupont@aol.com

ACCUMED, INC.
2572 Brunswick Pike
Lawrenceville, New Jersey 08648
Attn: Burgise Palkhiwala
President
Tele: (609)-883-1818
Fax: (609)-883-2288
Email: Burgise@accumed.org

6.2 ASSIGNMENT. The parties' rights and obligations under this Agreement are not assignable, either in whole or in part, either voluntarily or by action of law, without the prior written consent of the other party. Any attempted assignment in violation of this Agreement shall be void.

6.3 WAIVER. Any waiver, at any time, of any of the terms and conditions of this Agreement, shall not constitute or be deemed a modification, cancellation or waiver of the same or other terms and conditions at any time thereafter. Additionally, the failure or delay of either party to exercise any right hereunder shall not be deemed to be a waiver of such right, and the delay or failure of either party to terminate this Agreement for breach or default shall not be deemed to be a waiver of the right to do so for that or any subsequent breach or default or for the persistence in a breach or default of a continuing nature.

6.4 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto and cancels and supersedes all previous agreements, either express or implied, between the parties with respect to the subject matter hereof. Any modifications or amendments to this Agreement must be in writing and signed by both parties hereto.

6.5 FORCE MAJEURE. AccuMed shall not be liable for loss, damage or penalty for delays in delivery or failure to manufacture or deliver Products or otherwise to perform any obligation due to SinoFresh under this Agreement due to any cause beyond AccuMed's reasonable control, such as, but not limited to, an act of God, act of civil or military authority, labor dispute, fire, riot, civil commotion, sabotage, war, embargo, blockage, flood, epidemic, power shortage, governmental restrictions, acts of AccuMed's vendors or shortage or delay in delivery of raw materials or components which are not reasonable to expect AccuMed to be able to control.

6.6 APPLICABLE LAW. This Agreement, and any claims or disputes related to this Agreement, will be governed by the laws (excluding conflict of laws provisions and the U.N. Convention on Contracts for the International Sale of Goods) of the State of Florida, U.S.A., All actions or proceedings under or relating to this Agreement will be resolved in a State or Federal court located in Sarasota County, Florida; provided, however, that in AccuMed's discretion such an action may be heard in some other place designated by it if necessary to acquire jurisdiction over third persons so that the dispute can be resolved in one action, Each party hereby agrees to appear in any such action, consents to the jurisdiction of such courts and waives any objections it might have as to venue in any such court.

6.7 SEVERABILITY. In the event any provision hereof shall be deemed by a court, having competent jurisdiction over the parties, to be inoperative or invalid, the remainder of the Agreement shall nonetheless remain in full force, after giving effect to such inoperative or invalid provision.

6.8 ATTORNEYS' FEES. In the event of a dispute between the parties concerning this Agreement, the prevailing party in any litigation shall be entitled to recover its attorneys' fees and costs and expenses of such suit from the non-prevailing party.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their duly authorized officers on the date first above written.

SINOFRESH                                                 ACCUMED

By: ________________________                  By: _______________________
Name: ______________________                  Name: _____________________
Title: _____________________                  Title: ____________________
Date: ______________________                  Date: _____________________

ATTACHMENT OF SCHEDULES "A" AND "B"

                                  SCHEDULE "A"
                 THE COVERED "PRODUCTS" AND THEIR SPECIFICATIONS

PRODUCTS COVERED BY THIS AGREEMENT  MANUFACTURED FOR SINOFRESH BY ACCUMED ARE AS
FOLLOWS:

CATALOG/PN    PRODUCT CATALOG NAME                                                              PRICE
--------------------------------------------------------------------------------------------------------

1.       SINOFRESH; 1 OZ ANTI SEPTIC
           NASAL SPRAY                      PER EXHIBIT B SPECIFICATION                         $.78 IC*

2.       SINOFRESH 1OZ ANTI SEPTIC
         ORAL SPRAY                         PER EXHIBIT B SPECIFICATION                          TBD

3.       SINOFRESH .5 OZ ANTI SEPTIC
         EAR DROPS                          PER EXHIBIT B SPECIFICATION                          TBD




o IC = PER INDIVIDUAL CONTAINER, INDIVIDUALLY, FILLED, BOXED, LABELED AND READY TO SHIP IN 24 PIECE DISPLAY BOXES, AND PALLETIZED WITH SHRINK WRAP.

                    o    Minimum Order 50,000 Units

                                  SCHEDULE "B"

    MINIMUM ANNUAL PURCHASE REQUIREMENTS AND DETAILED PRODUCT SPECIFICATIONS

1. PURCHASE REQUIREMENTS FOR SINOFRESH:

     o    QUANTITY: 50,000 UNITS

     o    PART NUMBER: SINONASAL

     o    DESCRIPTION: TOPICAL ANTISEPTIC NASAL SPRAY (1 OZ)

2. DETAILED PRODUCT SPECIFICATIONS:

ACCUMED PROJECT SCOPE
AccuMed will furnish SinoFresh Healthcare, Inc., with the following:
50,000 units of Sinofresh part number SINONASAL .
AccuMed will develop all protocols based on cGMP requirements.
AccuMed, Inc. will furnish SinoFresh Healthcare Inc. with the following documentation per cGMP's:

     o Project submittals for client's final approval before commencing production
     o    Material Receiving Procedures
     o    Pharmacy procedures (weighing)
     o    Compounding Procedures
     o    Lot Numbering Procedures
     o    Packaging Procedures
     o    Quality Inspection Procedures (Packaging Materials)
     o    Quality Inspections Procedures (Finished)
     o    Chemical / Micro reports (USP)
     o All Lots will be furnished with batch records including quality control documentation, certificates of conformance, operating.


EXCEPTIONS

     o SinoFresh will provide all materials required to manufacture the finishes product including bottles, caps, pumps, front labels, back labels, cartons, informational inserts, and case shippers.

              Exclusions: Compounding ingredients

     o Unit pricing does not include product development fee. A one-time product development fee of $35,000 (thirty five thousand United States dollars) will be charged separately. Product development phase of the relationship is considered a prerequisite to the SinoFresh/Accumed bi lateral contract. Commercial production cannot commence until the development phase has been completed.